Exhibit 99.1

United Refining Company Announces Extension of Note Exchange Offer

Warren, Pennsylvania – August 25, 2005 — United Refining Company today announced an extension, in its sole discretion, of its offer to exchange up to $25 million in aggregate principal amount of its 10 1/2% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered 10 1/2% Senior Notes due 2012.

The exchange offer, which had been set to expire at 5:00 p.m., New York City time, on August 25, 2005, will now expire at 5:00 p.m., New York City time, on September 2, 2005.

United operates a 65,000 bpd refinery in Warren, Pennsylvania. In addition to its wholesale markets, the Company also operates 373 Kwik Fill® / Red Apple® and Country Fair® retail gasoline and convenience stores located primarily in western New York and western Pennsylvania.

SOURCE: United Refining Company 08/25/2005

Company Contact: James E. Murphy, Chief Financial Officer of United Refining Company